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                                                                   EXHIBIT 3.(i)

                        T. ROWE PRICE ASSOCIATES, INC.
                          COMPOSITE RESTATED CHARTER
                       (restated as of April 12, 1996)

FIRST: That we, the subscribers, T. ROWE PRICE, WALTER H. KIDD and CHARLES W. SHAEFFER, the post-office address of each of whom is 10 Light Street, Baltimore 2, Maryland, all being of full legal age, do under and by virtue of the General Laws of the State of Maryland, authorizing the formation of corporation, associate ourselves with the intention of forming a corporation,

SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                        T. ROWE PRICE ASSOCIATES, INC.

THIRD: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

          (1) To advise and confer with clients in respect of their investments, changes in investments, and reinvestments and anything relating thereto; to act as agent for clients in making and implementing investment decisions and recommendations on a discretionary basis; to conduct investigations and examinations of businesses and enterprises of every kind and description with the aim of securing information and particulars for the investment and employment of capital; and to undertake and transact all kinds of business relating to financial counseling and investments.

          (2) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency, or possession thereof, or of any foreign country or of any state, commonwealth, territory, dependency, possession, or other political subdivision thereof, or issued or created by the United States of America or any state or commonwealth thereof, or by any foreign country, or by any agency, subdivision, territory, dependency, possession, municipality, or other political subdivision of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers, and privileges of ownership including the right to exercise consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement, and enhancement in value thereof.

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          (3)  To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

          The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

FOURTH: The present address of the principal office of the Corporation in this State is 100 East Pratt Street, Baltimore, Maryland 21202.

FIFTH: The name and address of the resident agent of the Corporation in this State are Alvin M. Younger, Jr., 100 East Pratt Street, Baltimore, Maryland 21202. Said resident agent is a citizen of the State of Maryland who resides there.

SIXTH:    (a)     The total number of shares of stock of all classes of capital stock (par value $.20 per share) which the Corporation has authority to issue is 220,000,000 shares amounting in aggregate par value to $44,000,000, of which 200,000,000 shares amounting in aggregate par value to $40,000,000 are classified as "Common
          Stock" and 20,000,000 shares amounting in aggregate par value to $4,000,000 are classified as "Preferred Stock."

          (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock and the Preferred Stock of the Corporation:

                                 COMMON STOCK

             (1) The Common Stock shall not be subject to classification or reclassification by the Board of Directors, and shall have the rights and terms hereinafter specified, subject to the terms of any other stock provided in the charter pursuant to classification or reclassification by the Board of Directors or otherwise in accordance with law.

             (2) Subject to the provisions of Article EIGHTH, Section (3) of the charter of the Corporation, each share of Common Stock shall have one vote, and, except as otherwise provided in

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             respect of any Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of the Common
             Stock.

             (3) Subject to the provisions of law and any preferences of any Preferred Stock, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

             (4) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation.

                               PREFERRED STOCK

             (5) The Board of Directors shall have authority to classify and reclassify any unissued shares of Preferred Stock by fixing or altering in any one or more respects from time to time before issuance the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock; provided, that the Board of Directors shall not classify or reclassify any of such shares into shares of the Common Stock, or into any class or series of stock (i) which is not prior to the Common Stock either as to dividends or upon liquidation and (ii) which is not limited in some respect either as to dividends or upon liquidation. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Preferred Stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

               (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or

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               reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section.

               (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of Preferred Stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

               (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

               (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

               (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

               (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

               (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action

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               under this Section, and, if so, the terms and conditions
               thereof.

               (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

             (6) For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of Preferred Stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

               (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

               (b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

               (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

SEVENTH:  The number of directors of the Corporation shall be    14    , which
          number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the next annual meeting and until their successors are elected and qualify are as follows:




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                              George J. Collins
                            James E. Halbkat, Jr.
                               Henry H. Hopkins
                              James A.C. Kennedy
                               John H. Laporte
                             Richard L. Menschel
                             William T. Reynolds
                                James S. Riepe
                               George A. Roche
                              John W. Rosenblum
                             Robert L. Strickland
                                M. David Testa
                               Philip C. Walsh
                            Anne Marie Whittemore

EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

          (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

          (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series, or types of stock or other securities at the time outstanding.

          (3)(a) For purposes of this Paragraph (3), the following words have the meanings indicated:

             (i) "Affiliate", including the term "affiliated person", means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

             (ii) "Associate", when used to indicate a relationship with any person, means:

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               (A)  Any corporation or organization, other than the
               Corporation or a subsidiary of the Corporation, of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

               (B) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

               (C) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person; and

               (D) Any relative or spouse of such person, or any relative of such spouse who is a director or officer of the Corporation or any of its affiliates.

             (iii) "Beneficial Owner", when used with respect to any Voting Stock, means a person:

               (A) That is the beneficial owner of Voting Stock, directly or indirectly;

               (B) The Affiliate or Associate of which is the beneficial owner of Voting Stock, directly or indirectly;

               (C)  That has, or whose Affiliate or Associate has,

                  (I) The right to acquire Voting Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

                  (II) The right to vote Voting Stock pursuant to any agreement, arrangement, or understanding; or

                  (III) Any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock; provided, that directors, officers, and employees of the Corporation shall not be deemed to have any such agreement, arrangement, or understanding on the basis of their status, or actions taken in their capacities, as directors, officers, or employees of the Corporation or any subsidiaries of the Corporation or as general or limited partners of partnerships formed to make investments or on the basis of their voting Voting Stock with respect to management proposals.

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               (D)  For purposes of subparagraph (a) (iii) of this Paragraph
               (3), (I) the solicitation of revocable proxies and the voting thereof by proxy holders in connection with annual or special meetings of stockholders prior to the time the Corporation is subject to the proxy rules under the Securities Exchange Act of 1934 or thereafter in accordance with such proxy rules, and (II) statements of recommendations on matters to be submitted for stockholder approval or intentions to vote Voting Stock of which such persons are the Beneficial Owners prior to the time the Corporation is subject to the proxy rules under the Securities Exchange Act of 1934 or thereafter in accordance with such proxy rules shall not constitute agreements, arrangements, or understandings for the purpose of acquiring, holding, voting, or disposing of Voting Stock.

             (iv) "Control", including the terms "controlling", "controlled by", and "under common control with", means the possession, directly or indirectly, of the power to vote or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of 10% or more of the votes entitled to be cast by a corporation's voting stock creates a presumption of control.

             (v) "Group", when used to indicate those additional persons whose Voting Stock is Beneficially Owned by a person, shall include:

               (A)  the person,

               (B)  the Affiliates and Associates of the person; and

               (C) any additional person whose stock is Beneficially Owned by the person or an Affiliate or Associate of the person;

             and shall include all persons that jointly file a statement of beneficial ownership pursuant to Section 13(d) of the Securities Exchange Act of 1934, irrespective of any disclaimers of beneficial ownership.

             (vi) "Voting Stock" means shares of capital stock of the Corporation entitled to vote generally in the election of directors.

          (b) A person or Group that is the Beneficial Owner of more than 15% of any class of Voting Stock shall have the right to vote not more than 15% of the shares of such class, and the remaining shares Beneficially Owned by such person or Group shall be deducted from the total number of shares of Voting Stock of such class for purposes of determining the proportion of Voting Stock required to approve a matter submitted for stockholder approval.

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          In the case of a Group, the votes of individual members of a Group shall be reduced on a pro rata basis for purposes of determining which shares of such class of Voting Stock shall be voted so that the Group shall have in the aggregate the right to vote not more than 15% of the shares of such class of Voting Stock. A person that is a member of more than one Group shall vote the least number of shares of a class of voting stock that he may vote as a member of any such Group.

          (c) The operation of this Paragraph (3) shall not create any presumptions of control for purposes of the Investment Company Act of 1940.

          (4) The Board of Directors shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account, or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

          (5) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except that the affirmative vote of the holders of two-thirds of the total number of shares of all classes outstanding and entitled to vote thereon shall be required to amend, repeal, or adopt any provision inconsistent with Article EIGHTH, Section (3).

          (6) A contract or other transaction between the Corporation and any of its directors or between the Corporation and any other Corporation, firm or other entity in which any of its directors is
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          a director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common directorship or interest; the presence of the director at the meeting of the Board of Directors which authorizes, approves, or ratifies the contract or transaction; or the counting of the vote of the director for the authorization, approval, or ratification of the contract or transaction. This Section applies if:

             (a) the fact of the common directorship or interest is disclosed or known to: the Board of Directors and the Board authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or Corporation, firm, or other entity; or

             (b) the contract or transaction is fair and reasonable to the Corporation.

          Common or interested directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified. If a contract or transaction is not authorized, approved, or ratified in one of the ways provided for in clause
          (a) of the second sentence of this Section, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved, or ratified. The procedures in this Section do not apply to the fixing by the Board of Directors of reasonable compensation for a director, whether as a director or in any other capacity.

          (7) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

          (8) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer

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          of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

          (9) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification, or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

          The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

NINTH:    The duration of the Corporation shall be perpetual.


IN WITNESS WHEREOF, we have signed this certificate of incorporation on December 31, 1946.


                              /s/ T. Rowe Price

                              /s/ Walter H. Kidd

                            /s/ Charles W. Shaeffer